Exhibit 23.3


                       SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 83 Pine Street
                     West Peabody, Massachusetts 01960-3635
                                 (508) 535-0206


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Finest Financial Corp.
Pelham, New Hampshire

         We hereby consent to the reference to our firm under the caption "Experts," under the captions "Selected Consolidated Financial Data Finest Financial Corp. and Subsidiary Historical", "Selected Consolidated Financial Data Finest Financial Corp., and Subsidiary" and to the use of our report dated February 9, 1996 except for Note 15, as to which the date is August 2, 1996,
Note 20 as to which the date is August 5, 1996, and Note 17, as to which the date is September 24, 1996 in the Registration Statement (Form S-4) of First Essex Bancorp, Inc.



                                        /s/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                        SHATSWELL, MacLEOD & COMPANY, P.C.

W. Peabody, Massachusetts
September 26, 1996